                             ARCO CHEMICAL COMPANY

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Alan R. Hirsig, Robert J. Millstone, John A. Shaw, and Walter J. Tusinski, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to effect the following acts as necessary or appropriate for the conduct of the business and affairs of ARCO Chemical Company (the "Company"):

    I. In connection with any outstanding security of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended

      (1) to execute any singular or periodic report required or permitted to be filed under the Securities Exchange Act of 1934, as amended, including SPECIFICALLY the Company's Annual Report on Form 10-K for the
              ------------
    fiscal year ended December 31, 1996; and

      (2) to file or cause to be filed such report with the Securities and Exchange Commission (the "Commission"), any national or foreign securities exchange, any securities industry self-regulatory organization, any state or other jurisdiction of the United States, and any jurisdiction outside the United States, in each case as required or permitted by applicable law;

    II. In connection with the issuance, offering, or sale of any securities authorized by the Board of Directors of the Company or by the Executive Committee thereof pursuant to due authorization by such Board, or in connection with the issuance, offering or sale of any security, participation or interest in any employee or executive compensation or benefit plan authorized and approved by the Board of Directors of the Company or by the Executive or Compensation Committees thereof pursuant to due authorization by such Board

      (1) to execute and file, or cause to be filed, with the Commission,
    (A) Registration Statements and any and all amendments (including post-effective amendments) thereto, and to file, or cause to be filed, all exhibits thereto and other documents in connection therewith as required or permitted by the Commission in connection with such registration under the Securities Act of 1933, as amended, and (B) any singular or periodic report or other document required or permitted to be filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended;

      (2) to execute and file, or cause to be filed, any application for registration or exemption therefrom, or any report or any other document required or permitted to be filed by the Company under the Blue Sky or securities laws of any state or other jurisdiction of the United States, and to furnish any other information required in connection therewith, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities;

      (3) to execute and file, or cause to be filed, any application for registration or exemption therefrom under the securities laws of any jurisdiction outside the United States, including any reports or other documents required or permitted to be filed subsequent to the issuance of such securities; and

      (4) to execute and file, or cause to be filed, any application for listing such securities on any national or foreign securities exchange;

granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act required to be done as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue of this Power of Attorney.

                                  EXHIBIT 24

  Each such attorney-in-fact and agent shall have the right to indemnification for any action taken or omitted pursuant to this Power of Attorney provided in the By-Laws of the Company to officers and directors for service as such, including, but not limited to, the non-exclusivity provisions of such By-Laws.

  Each person whose signature appears below may at any time revoke this Power of Attorney, as to himself or herself only, by an instrument in writing specifying that this Power of Attorney is revoked as to him or her as of the date of delivery of such revocation to the Secretary of the Company or at a subsequent specified date. This Power of Attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors, or in the case of Mr. Millstone, on the date he ceases to be Vice President, General Counsel and Secretary, or in the case of Mr. Shaw, on the date he ceases to be principal accounting officer of the Company. Any revocation shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this Power of Attorney prior to the effective date of such revocation.

  This instrument may be executed in multiple counterparts each of which shall be deemed an original and all of which together shall be deemed one instrument.

              SIGNATURE                         TITLE                DATE
                                           Chairman of the
         /s/ MIKE R. BOWLIN              Board and Director
-------------------------------------
           Mike R. Bowlin

         /s/ ALAN R. HIRSIG               President, Chief
-------------------------------------     Executive Officer
           Alan R. Hirsig                   and Director

       /s/ MARVIN O. SCHLANGER             Executive Vice
-------------------------------------     President, Chief
         Marvin O. Schlanger              Operating Officer
                                            and Director

                                                               February 25, 1997

       /s/ WALTER J. TUSINSKI                Senior Vice
-------------------------------------     President, Chief
         Walter J. Tusinski               Financial Officer
                                            and Director

         /s/ WALTER F. BERAN
-------------------------------------         Director
           Walter F. Beran

      /s/ ANTHONY G. FERNANDES                Director
-------------------------------------
         Anthony G. Fernandes

        /s/ MARIE L. KNOWLES
-------------------------------------         Director
          Marie L. Knowles

              SIGNATURE                         TITLE                DATE
                                              Director
       /s/ JAMES A. MIDDLETON
-------------------------------------
         James A. Middleton


         /s/ STEPHEN R. MUT
-------------------------------------         Director
           Stephen R. Mut                                      February 25, 1997


          /s/ FRANK SAVAGE
-------------------------------------         Director
            Frank Savage


     /s/ ROBERT H. STEWART, III               Director
-------------------------------------
        Robert H. Stewart, III